                                                                    EXHIBIT 21.1
                               PINKERTON'S, INC.
                             LIST OF SUBSIDIARIES

          NAME                                   STATE OR COUNTRY OF ORGANIZATION *
          ----                                   ----------------------------------
Alarm Systems, Inc.                                    Louisiana
Alertline Limited                                    United Kingdom
Barnard Communications, Inc.                           Minnesota
Barnard Electronics, Inc.                              Minnesota
Business Risks International (Europe)                United Kingdom
 Limited
Delta Audio Visual Security, Inc.                      Louisiana
Delta Audio Visual of Texas, Inc.                        Texas
Delta Countermeasures, Inc.                            Louisiana
Delta Alarms Systems, Inc.                             Louisiana
Distribution Associates South, Inc.                     Georgia
Guardian Uniforms, Inc.                                California
J.L. Torbeck Co.                                          Ohio
Judicial Services Limited                            United Kingdom
Omega Corporation                                      California
Pinkerton (Asia) Limited                         British Virgin Islands
Pinkerton (Australia) Pty. Ltd.                        Australia
Pinkerton Aviation Security Limited                  United Kingdom
Pinkerton's of Canada Limited                            Canada
Pinkerton (China) Limited                              Hong Kong
Pinkerton Consulting (M) Sdn Bhd (49% owned)            Malaysia
Pinkerton Consulting Services (Taiwan) Ltd.              Taiwan
Pinkerton Court Escort Services Limited              United Kingdom
Pinkerton C.R. s.r.o                                 Czech Republic
Pinkerton do Brasil                                      Brazil
Pinkerton's du Quebec Limitee                            Canada
Pinkerton (Far East) Inc.                             Philippines
Pinkerton Government Services, Inc.                     Delaware
Pinkerton GmbH Holding                                  Germany
Pinkerton (Hong Kong) Limited                          Hong Kong
Pinkerton Insurance Company, Inc.                      Tennessee
Pinkerton Investigation Services Limited              United Kingdom
Pinkerton Korea Limited                                  Korea
Pinkerton Management Corporation                       California
Pinkerton North Atlantic Limited                     United Kingdom
Pinkerton Protection Services, L.P.                     Indiana
Pinkerton, SARL                                          France
Pinkerton Security Service GmbH                         Germany
Pinkerton Security Services Limited                  United Kingdom
Pinkerton Security Services (Guernsey) Limited       United Kingdom
Pinkerton Security Services                             Ireland
 (Ireland), Ltd. (50% owned)

                               PINKERTON'S, INC.
                             LIST OF SUBSIDIARIES
                                  (continued)

                 NAME                            STATE OR COUNTRY OF ORGANIZATION *
                 ----                            ----------------------------------

Pinkerton Security Systems, Inc.                       California
Pinkerton Service Corporation                          California
Pinkerton Servicios de Investigacao E                   Portugal
 Seguranca, Lda.
Pinkerton's Servicios de Seguridad                       Mexico
 Privada, S.A. de C.V.
Pinkerton (Singapore) Pte Ltd.                         Singapore
Pinkerton (Thailand) Limited                            Thailand
ProNet Image & Audio, Inc.                           North Carolina
P. T. Pinkerton Indonesia                              Indonesia
Signacon Controls, Inc.                                 New York
Steel S.A. (50% owned)                                   Chile
The Stanton Corporation                              North Carolina
Summons & Warrants (U.K.) Limited                    United Kingdom
Titan Security Services Inc.                            Michigan
WKD Security GmbH                                       Germany
WKD Pinkerton Security Services GmbH                    Germany
 & Co. KG
Yeoman Security Group Limited                        United Kingdom
Yeoman Security Guards Limited                       United Kingdom
125129 Canada, Inc. (dba Canadalarm)                     Canada

__________________________________
*  Wholly owned except as noted